Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces First Quarter of Fiscal Year 2027 Financial Results

● Announces Record Quarterly Revenue of $23.5 Million, Up 70% Year-over-Year and 52% Sequentially

● Announces Record $129 Million Funded Backlog, up 82% Year-over-Year and 16% Sequentially

● Strong Operating Leverage Demonstrated, with Operating Margin North of 22%

Mitchel Field, NY, September 10, 2026 – Frequency Electronics, Inc. (“FEI,” “Frequency,” the “Company,” “we” or “us”) (NASDAQ-FEIM) today announced its financial results for the first quarter of fiscal year 2027.

FEI President and CEO, Tom McClelland, commented, “I am very pleased to report first quarter revenue of $23.5 million, an all-time record for FEI, up 70% year-over-year and up 52% sequentially. As we told you on our fourth quarter 2026 earnings call in July, we expect to return to growth starting in this current fiscal 2027, and this first quarter is a strong proof point of that. Further, this performance gives us increasing confidence in our ability to meet or exceed the $150 million or more in annual revenue that we previously guided to by Fiscal 2029, which ends April 30, 2029.

“Further growth is supported by our funded backlog, which reached a record $129 million at the end of our fiscal first quarter, up 82% year-over-year and 16% sequentially, as well as by our growing order book and the significantly larger end-markets that we are now selling into, all of which are based on technology that leverages our long-standing market leadership in space and defense applications. I look forward to sharing more color on exciting developments in our end-markets on our earnings call this afternoon.

“The strong revenue growth this quarter also allowed FEI to demonstrate significant profitability improvement, with gross margin expanding to approximately 46% and operating margin exceeding 22%. Further, we were cash-generative and expect to be so on annual basis going forward. We remain debt-free and our balance sheet was also significantly enhanced by the secondary offering we completed during the quarter, which added approximately $73 million in cash, of which approximately $14 million came in after the quarter ended. We will have more to say about this on the earnings call as well.

“In short, business is booming for FEI. We have many attractive organic growth opportunities that leverage our core strengths, and we look forward to continuing to demonstrate our ability to generate more profitable, cash-generative revenue growth for years to come.”

Reported Results and Adjusted Levels

Revenue for the three months ended July 31, 2026, was approximately $23.5 million, compared to $13.8 million reported for the same period of fiscal year 2026. Operating income for the three months ended July 30, 2026 was $5.2 million, compared to an operating income of $0.4 million reported for the same period of the previous fiscal year. Net income from operations for the three months ended July 31, 2026, was $4.2 million or $0.41 per diluted share, compared to a net income from operations for the three months ended July 31, 2025 of $0.6 million or $0.07 per diluted share. Net cash provided by operating activities was approximately $3.0 million in the three months of fiscal year 2027, compared to net cash used in operations of $1.2 million for the same period of fiscal year 2026. Backlog at July 31, 2026 was approximately $129 million compared to $111 million at April 30, 2026.

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Thursday, September 10, 2026, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 582877 or ask for the Frequency Electronics conference call. The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 54512). Subsequent to that, the call can be accessed via a link available on the Company’s website through December 10, 2026.

About Frequency Electronics

Frequency Electronics, Inc. (FEI) is a world leader in precision time and frequency generation technology, which is incorporated into commercial and U.S. Government satellites, Command, Control, Communication, Computer, Intelligence, Surveillance and Reconnaissance (“C4ISR”), and Electronic Warfare (“EW”) systems. Its technology is used for a wide range of space and non-space applications. FEI has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOW programs. The Company invests significant resources in research and development to expand its capabilities and markets.

FEI’s Mission Statement: “Our mission is to transform discoveries and demonstrations made in research laboratories into practical, real-world products. We are proud of a legacy which has delivered precision time and frequency generation products, for space and other world-changing applications that are unavailable from any other source. We aim to continue that legacy while adapting our products and expertise to the needs of the future. With a relentless emphasis on excellence in everything we do, we aim, in these ways, to create value for our customers, employees, and stockholders.”

Forward-Looking Statements

The statements in this press release regarding future earnings and operations, including statements regarding our three-year gross margin target, our three-year operating margin target, our three-year revenue target and similar targets or objectives, and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the risks associated with reliance on key customers, including the U.S. government, the Company’s use of estimates when accounting for contracts, actions by significant customers or competitors, competitive factors, new products and technological changes, continued acceptance of the Company’s products in the marketplace, dependence upon third-party vendors, product prices and raw material costs, the Company’s ability to attract and retain key employees, general domestic and international economic conditions, health epidemics and pandemics, external disruptions to the Company’s facilities or supply chain, the Company’s operations in a highly regulated industry, the outcome of any litigation and arbitration proceedings, cybersecurity attacks, noncompliance with any of the covenants in the credit agreement, volatility in the Company’s stock price, including due to the relatively low trading volume of its common stock, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed on July 17, 2026 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information:	Dr. Thomas McClelland, President and Chief Executive Officer;

Steven Bernstein, Chief Financial Officer;

Telephone: (516) 794-4500 ext.5000	WEBSITE:	www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended
	July 31,
	(unaudited)
	2026	2025
Revenues	$23,451	$13,812
Cost of revenues	12,701	8,730
Gross margin	10,750	5,082
Selling, general, and administrative	4,105	3,585
Research and development	1,445	1,133
Operating income	5,200	364
Interest and other, net	42	193
Income before Income Taxes	5,242	557
(Benefit) provision for Income Taxes	1,026	(77)
Net income	$4,216	$634

Net income per share:
Basic and diluted income per share	$0.41	$0.07

Weighted average shares outstanding
Basic and diluted	10,232	9,723

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2026 (unaudited)	April 30, 2026
ASSETS
Cash and cash equivalents	$61,407	$1,603
Accounts receivable, net	6,224	4,637
Contract assets	19,637	17,277
Inventories, net	22,206	22,618
Other current assets	1,578	1,841
Property, plant & equipment, net	7,661	7,105
Other assets	13,354	12,801
Deferred taxes	13,219	14,084
Right-of-use assets – operating leases	6,953	7,409
Restricted cash	1,338	1,331
	$153,577	$90,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease liability - current	$1,679	$2,002
Contract liabilities	11,519	9,418
Other current liabilities	7,612	9,564
Other long-term obligations	7,647	7,671
Operating lease liability – non-current	5,283	5,648
Stockholders’ equity	119,837	56,403
	$153,577	$90,706

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